Exhibit 24(b)(11)


                        Consent of Independent Auditors



The Board of Directors
Aetna Series Fund, Inc.:


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.

                                                     /s/ KPMG Peat Marwick LLP

                                                     KPMG Peat Marwick LLP


Hartford, Connecticut
February 21, 1997